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                                                                     EXHIBIT 5.1

                 [Ballard Spahr Andrews & Ingersoll letterhead]



January 29, 1997


Kranzco Realty Trust
128 Fayette Street
Conshohocken, Pennsylvania 19428

Re: Kranzco Realty Trust
    Registration Statement on Form S-4
    Registration No. 333-18249

Ladies and Gentlemen:


     We have served as Maryland counsel to Kranzco Realty Trust, a Maryland real estate investment trust (the 'Company'), in connection with certain matters of Maryland law arising out of the registration of (a) 1,235,000 Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of the Company (the 'Series B-1 Preferred Shares'), (b) 1,235,000 Series B-2 Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, of the Company (the 'Series B-2 Preferred Shares') and (c) a presently indeterminable number of Common Shares of Beneficial Interest, par value $.01 per share, of the Company (the 'Common Shares'), in connection with the merger (the 'Merger') of Union Property Investors, Inc., a Delaware corporation ('UPI'), with and into KRT Union Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ('KRT'), pursuant to the Agreement and Plan of Merger, dated November 12, 1996, by and among the Company, KRT and UPI, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated December 18, 1996 (collectively, the 'Merger Agreement'), as described in the above-referenced Registration Statement, as amended by Amendment No. 1 to the Registration Statement ('Amendment No. 1') (the Registration Statement, as so amended, the 'Amended Registration Statement'), under the Securities Act of 1933, as amended (the '1933 Act'). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended Registration Statement.


     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the 'Documents'):


     1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the 'Commission') on December 19, 1996, and Amendment No. 1 in the form in which it was transmitted to the Commission, including the related form of Proxy Statement and Prospectus (the 'Proxy Statement/Prospectus') included therein;



     2. The Amended and Restated Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the 'SDAT');

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Trustees, or a duly authorized committee thereof, relating to (i) the authorization, sale, issuance and registration of the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Common Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Company;

     5. The Merger Agreement;

     6. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

     7. A certificate executed by an officer of the Company, dated the date hereof;

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles.

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     2. Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete, however, we have not relied upon such statements and information to the extent that they constitute matters of Maryland law as to which we express an opinion herein. There are no oral or written modifications or amendments to the

Documents, by action or conduct of the parties or otherwise.

     5. All shares of stock of UPI issued and outstanding immediately prior to the Merger are duly authorized, validly issued, fully paid and non-assessable.

     6. Articles Supplementary relating to the Series B-1 Preferred Shares and the Series B-2 Preferred Shares, substantially in the forms attached as Annexes D and E, respectively, to the Proxy Statement/Prospectus, will be filed for record with, and accepted by, the SDAT prior to the Merger.

     7. At the time of issuance of the Shares, the Company will send the stockholder a written statement of the information required on certificates by
Section 2-211 of the Maryland General Corporation Law.

     The phrase 'known to us' is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Series B-1 Preferred Shares and the Series B-2 Preferred Shares have been duly and validly authorized and, when and if issued in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

     3. The Conversion Shares have been duly authorized and, when and if issued in the manner described in the Amended Registration Statement, will be (assuming that the sum of (i) any Common Shares issued between the date hereof and the date on which the Conversion Shares are actually issued (not including any Conversion Shares), (ii) all Common Shares issued as of the date hereof and
(iii) the Conversion Shares, will not exceed the total number of Common Shares that the Company is authorized to issue) validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or 'blue sky') laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Amended Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.


     We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the use of the name of our firm in the section entitled 'Legal Matters' in the Amended Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                          Very truly yours,


                                          /s/ BALLARD SPAHR ANDREWS & INGERSOLL
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